UBS		Cmoproj
Fixed Income Research	MAST0409G 30 year 6.3	4:01:18 pm August 17, 2004
cmoproj.626		Julie Park parkjua@fiunmr69
Page 1

Bond	Balance	Coupon	Delay	Factor	Index	Value	Reset	Multiplier	Cap
7A1	56,430,000.00	6.34300	24	1.000000		-1.0000	-	-	-

Floor	Current	Settle	Deal	WAC	WAM	Pricing	Duration
	Coupon	Date				Speed	@ Px
-	6.3430	08/30/04	30 year	6.59	144.00	40.0CPR	103:12

Senior Bond, 99.00 percent of deal

Price	CPR	CPR	CPR	CPR	CPR	CPR	CPR	CPR	CPR	C
	5.00	10.00	15.00	20.00	30.00	40.00	45.00	50.00	55.00	60
102:28	5.676	5.536	5.378	5.203	4.799	4.311	4.031	3.721	3.381	3.0
102:29	5.669	5.528	5.369	5.192	4.784	4.292	4.009	3.697	3.353	2.9
102:30	5.663	5.519	5.359	5.181	4.769	4.273	3.987	3.672	3.325	2.9
102:31	5.656	5.511	5.349	5.170	4.754	4.253	3.965	3.647	3.298	2.9
103:00	5.649	5.503	5.340	5.158	4.739	4.234	3.943	3.623	3.270	2.8
103:01	5.642	5.495	5.330	5.147	4.724	4.215	3.922	3.598	3.242	2.8
103:02	5.635	5.487	5.320	5.136	4.709	4.195	3.900	3.573	3.214	2.8
103:03	5.628	5.478	5.311	5.125	4.694	4.176	3.878	3.549	3.187	2.7
103:04	5.621	5.470	5.301	5.114	4.680	4.157	3.856	3.524	3.159	2.7
103:05	5.614	5.462	5.292	5.103	4.665	4.138	3.834	3.500	3.131	2.7
103:06	5.607	5.454	5.282	5.091	4.650	4.118	3.813	3.475	3.104	2.6
103:07	5.600	5.446	5.272	5.080	4.635	4.099	3.791	3.451	3.076	2.6
103:08	5.593	5.437	5.263	5.069	4.620	4.080	3.769	3.426	3.049	2.6
103:09	5.587	5.429	5.253	5.058	4.605	4.061	3.748	3.402	3.021	2.5
103:10	5.580	5.421	5.244	5.047	4.591	4.042	3.726	3.377	2.993	2.5
103:11	5.573	5.413	5.234	5.036	4.576	4.023	3.704	3.353	2.966	2.5
103:12	5.566	5.405	5.225	5.024	4.561	4.003	3.682	3.328	2.938	2.5
103:13	5.559	5.397	5.215	5.013	4.546	3.984	3.661	3.304	2.911	2.4
103:14	5.552	5.389	5.205	5.002	4.532	3.965	3.639	3.279	2.883	2.4
103:15	5.545	5.380	5.196	4.991	4.517	3.946	3.618	3.255	2.856	2.4
103:16	5.538	5.372	5.186	4.980	4.502	3.927	3.596	3.230	2.828	2.3
103:17	5.532	5.364	5.177	4.969	4.487	3.908	3.574	3.206	2.801	2.3
103:18	5.525	5.356	5.167	4.958	4.473	3.889	3.553	3.182	2.774	2.3
103:19	5.518	5.348	5.158	4.947	4.458	3.870	3.531	3.157	2.746	2.2
103:20	5.511	5.340	5.148	4.936	4.443	3.851	3.510	3.133	2.719	2.2
103:21	5.504	5.332	5.139	4.925	4.429	3.832	3.488	3.109	2.692	2.2
103:22	5.497	5.324	5.129	4.913	4.414	3.813	3.466	3.084	2.664	2.
103:23	5.490	5.316	5.120	4.902	4.399	3.794	3.445	3.060	2.637	2.
103:24	5.484	5.307	5.110	4.891	4.385	3.775	3.423	3.036	2.610	2.
103:25	5.477	5.299	5.101	4.880	4.370	3.756	3.402	3.012	2.582	2.
103:26	5.470	5.291	5.091	4.869	4.355	3.737	3.381	2.987	2.555	2.0
103:27	5.463	5.283	5.082	4.858	4.341	3.718	3.359	2.963	2.528	2.0
Avg Life	5.529	4.537	3.764	3.155	2.283	1.705	1.486	1.302	1.145	1.
Duration	4.375	3.694	3.147	2.702	2.037	1.571	1.388	1.230	1.094	0.
First Pay	9/04	9/04	9/04	9/04	9/04	9/04	9/04	9/04	9/04	9
Last Pay	8/16	8/16	8/16	8/16	8/16	8/16	8/16	6/12	10/10	9

The information contained herein is based on sources we believe to be reliable but its accuracy is not guaranteed. UBS PaineWebber Incorporated and/or Mitchell Hutchins Asset Management, Inc. affiliated companies and /or their officers, directors, employees or stockholders may at times have a position including an arbitrage or option position in the securities described herein and may sell or buy them to or from customers. These companies may from time to time act as a consultant to a company being reported upon.